                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-39467, 33-21965 and 33-46308 of House of Fabrics, Inc. on Form S-8 of our report dated May 5, 1995, appearing in the Annual Report on Form 10-K of House of Fabrics, Inc. for the year ended January 31, 1995.



DELOITTE & TOUCHE LLP
Costa Mesa, California
May 12, 1995